UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2005

REEBOK INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-9340	04-2678061
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1895 J.W. FOSTER BOULEVARD, CANTON, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 401-5000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2005, The Rockport Company, LLC (“Rockport”), a wholly owned subsidiary of Reebok International Ltd. (the “Company”), entered into a Change of Control Agreement with Rick Paterno, the President and Chief Executive Officer of Rockport (the “Paterno Change of Control Agreement”).  Pursuant to the Paterno Change of Control Agreement, Paterno will receive certain compensation and benefits if his employment is terminated within two years of a change of control of Rockport.

On August 1, 2005, The Greg Norman Collection (“Greg Norman”), a division of Reebok International Ltd. (the “Company”), entered into a Change of Control Agreement with Suzanne Biszantz, the President and Chief Executive Officer of Greg Norman (the “Biszantz Change of Control Agreement”).  Pursuant to the Biszantz Change of Control Agreement, Biszantz will receive certain compensation and benefits if her employment is terminated within two years of a change of control of Greg Norman.

The foregoing description of the Paterno Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Paterno Change of Control Agreement filed as Exhibit 10.1 and incorporated herein by reference.

The foregoing description of the Biszantz Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Biszantz Change of Control Agreement filed as Exhibit 10.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) The following Exhibits are filed as part of this report:

10.1	Change of Control Agreement, dated August 1, 2005, between The Rockport Company, LLC and Rick Paterno.

10.2	Change of Control Agreement, dated August 1, 2005, between The Greg Norman Collection and Suzanne Biszantz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEBOK INTERNATIONAL LTD.

August 5, 2005	By:	/s/ David A. Pace
	Name:	David A. Pace
	Title:	Senior Vice President and General Counsel